Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-218901) on Form S-1 of The LGL Group, Inc. of our report dated March 29, 2017, relating to the consolidated financial statements of The LGL Group, Inc., appearing in the Annual Report on Form 10-K of The LGL Group, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading Experts in such Prospectus.

/s/ RSM US LLP

Orlando, Florida

August 21, 2017